Exhibit 1.01

Conflict Minerals Report

Intel Corporation
in accord with Rule 13p-1 under the Securities Exchange Act of 1934

This Conflict Minerals Report ("Report") of Intel Corporation ("Intel" or "we") for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended ("Rule").  Numerous terms in this Report are defined in the Rule and our Specialized Disclosure Report on Form SD and the reader is referred to those sources and to SEC Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012 for such definitions.

Pursuant to the Rule, we undertook due diligence measures on the source and chain of custody of the necessary conflict minerals in our products which we had reason to believe may have originated from the Democratic Republic of the Congo ("DRC") or an adjoining country (collectively defined as the "Covered Countries") and which may not have come from recycled or scrap sources, to determine whether such products were "DRC conflict free". The term "conflict free" is used in this Report in a broader sense to refer to suppliers, supply chains, smelters and refiners whose sources of conflict minerals did not or do not directly or indirectly finance or benefit armed groups in the Covered Countries.

Design of Conflict Minerals Program

The design of our conflict minerals program is in conformity with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, "OECD Guidance"), specifically as it relates to our position in the minerals supply chain as a "downstream" purchaser. Summarized below are the design components of our conflict minerals program as they relate to the five-step framework from the OECD Guidance:

1.	Maintain strong company management systems:
●
Operate an internal "Conflict Minerals" team led by our Global Supply Management organization to implement our Conflict Minerals Sourcing Policy, which policy is included in our Form SD.  Regularly review such implementation efforts with our Chief Executive Officer ("CEO") and senior management of our Technology and Manufacturing Group ("TMG").

●
Employ a supply chain system of controls and transparency through the use of due diligence tools created by the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI)'s Conflict-Free Sourcing Initiative ("CFSI") which includes the Conflict Minerals Reporting Template ("CMRT"), a supply chain survey designed to identify the smelters and refiners that process the necessary conflict minerals contained in our products.

●
Feature requirements related to conflict minerals in our standard template for supplier contracts and specifications so that current and future suppliers are obligated to comply with our policies on conflict minerals, including participation in a supply chain survey and related due diligence activities.

●	Maintain records relating to our conflict minerals program in accordance with our record retention guidelines.
●
Enable employees, suppliers and other stakeholders to report any concerns relating to our conflict minerals program through our online corporate responsibility reporting and grievance mechanism found on our conflict free website (www.intel.com/conflictfree).

2.	Identify and assess risks in our supply chain:
●	Identify direct suppliers that supply products to Intel that may contain conflict minerals.
●	Conduct a supply chain survey using the CMRT, requesting direct suppliers to identify smelters and refiners and country of origin of the conflict minerals in products they supply to Intel.
●	Contact direct suppliers that do not respond to the supply chain survey by a specified date, requesting their responses.
●
Compare smelters and refiners identified by the supply chain survey against the list of facilities that have received a "conflict free" designation from the Conflict Free Smelter Program ("CFSP") or other independent third party audit program such as the London Bullion Market Association's Responsible Gold Programme and the Responsible Jewellery Council's Chain-of-Custody Certification program, which designations provide country of origin and/or due diligence information on the conflict minerals sourced by such facilities.

●
Document country of origin information for the smelters and refiners identified by the supply chain survey as provided from multiple sources including the supply chain survey, independent third party audit programs and directly from smelters and refiners that Intel contacts.

3.	Execute a strategy to respond to identified risks:
●
Maintain a risk management plan that includes due diligence reviews of suppliers, smelters and refiners that may be sourcing or processing conflict minerals from the Covered Countries which may not be from recycled or scrap sources. Our due diligence measures are significantly based on multi-industry due diligence initiatives to evaluate the procurement practices of the smelters and refiners that process and provide those conflict minerals to our supply chain.

●
Monitor and track suppliers, smelters and refiners identified as not meeting the requirements set forth in our Conflict Minerals Sourcing Policy or contractual requirements to determine their progress in meeting those requirements.

●
Perform risk mitigation efforts to bring suppliers into conformity with our Conflict Minerals Sourcing Policy and contractual requirements, which efforts may include working with direct suppliers to consider an alternative source for the necessary conflict minerals.

●
Contact select smelter and refiner facilities that have not received a "conflict free" designation from an independent third party audit program to encourage their participation in such a program and request country of origin and chain of custody information.

●	Provide progress reports to our CEO and TMG senior management summarizing our risk mitigation efforts.
●	As required by the Rule, obtain an independent private sector audit of this Report.

4.	Support the development and implementation of independent third party audits of smelters' and refiners' sourcing:
●	Support development and implementation of due diligence practices and tools such as the CMRT through our participation and leadership within the CFSI and CFSI sub-teams.
●	Support development and implementation of the CFSP by writing the CFSP audit protocol and procedures in conjunction with CFSI member companies and other industry groups.
●	Support independent third party audits of smelters and refiners such as the CFSP through our membership in and financial support of the CFSI.

5.	Report on supply chain due diligence:
●	Publicly communicate our Conflict Minerals Sourcing Policy on our company website at www.intel.com/conflictfree.
●
Report annually on our supply chain due diligence activities in our white paper titled "Intel's Efforts to Achieve a 'Conflict Free' Supply Chain" and Corporate Social Responsibility Report available on our company website at www.intel.com/conflictfree.

The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

Description of Due Diligence Measures Performed

Below is a description of the measures we performed for this reporting period to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products which we had reason to believe may have originated from the Covered Countries and may not have come from recycled or scrap sources:
●
Conducted a supply-chain survey of suppliers which we identified may be supplying Intel with products that contain necessary conflict minerals using the CFSI's CMRT, requesting country of origin information regarding the necessary conflict minerals and identification of smelters and refiners that process such minerals.

●	Received responses to the supply-chain survey request from approximately 99% of our surveyed suppliers.
●	Contacted surveyed suppliers on responses to supply chain surveys that we identified contained incomplete or potentially inaccurate information to seek additional clarifying information.
●
Compared smelters and refiners identified by the supply chain survey against the list of facilities that have received a "conflict free" designation from the CFSP or other independent third party audit program.

●
Monitored and tracked suppliers, smelters and refiners identified as not meeting the requirements set forth in our Conflict Minerals Sourcing Policy or contractual requirements to determine their progress in meeting those requirements.

●
Performed risk mitigation efforts with suppliers we identified to be not in conformity with our Conflict Minerals Sourcing Policy and contractual requirements by working with them to bring them into compliance.

●
In 2014, visited eight smelters and refiners that had not received a "conflict free" designation to collect country of origin information and encourage and assist their participation in the CFSP or other independent third party audit program.

●
Provided nine progress reports to TMG senior management and two progress reports to our CEO that summarized the status of our conflict minerals program including the compliance status of smelters and refiners in our supply chain.

●	As required by the Rule, obtained an independent private sector audit of this Report, which is set forth as Exhibit A to this Report.

Products

During this reporting period, we identified the following products which we manufactured or contracted with others to manufacture that may contain necessary conflict minerals (defined as any tantalum, tin, tungsten or gold that is necessary to the functionality or production of our products):

●
"Client Microprocessors and Chipsets":  Desktop and mobile microprocessors and chipsets that are solely manufactured by Intel, which are comprised of the following: Celeron®, Pentium®, Intel® Core™ M, Intel® Core i3™, Intel® Core™ i5, Intel® Core™ i7, Intel® Quark™, and Intel® Atom™ processors (except Intel® Atom™ processors for servers, storage and communications).

●	"All Other": All other Intel® products that may contain necessary conflict minerals that we manufactured or contracted with others to manufacture, which products are comprised of the following:

o
Server: Enterprise branded microprocessors, chipsets, motherboards, server and micro-server systems which contain components manufactured by Intel and other components purchased by Intel including Intel® Xeon Phi™, Intel® Xeon®, Itanium® and Intel® Atom™ processors for servers and storage.

o	Mobile: Wireless platforms including Intel® mobile phone platforms and mobile communications platforms such as Intel® XMM™ slim modems.
o
Networking: Ethernet network adapters, controllers and wireless products which enable the computers and networks to exchange data including Thunderbolt™ technology, Intel® Centrino® technology, Intel® WiMAX and Intel® WiFi products.

o	Boards and Other Components: Desktop printed circuit boards and other components including Intel® Desktop Boards, Intel® Galileo boards, Intel® Edison boards, and Intel® NUC (next unit of computing).
o	Storage and Other: Memory products including Intel® Solid-State Drives (Intel® SSDs) and Intel® Atom™ processors for storage and communications.

Results of our Due Diligence Measures

Inherent Limitations on Due Diligence Measures:

As a downstream purchaser of products which contain conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals.  Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals.  We also rely, to a large extent, on information collected and provided by independent third party audit programs.  Such sources of information, as well as our smelters and refiner facility visits, may yield inaccurate or incomplete information and may be subject to fraud.

Another complicating factor is the unavailability of country of origin and chain of custody information from our suppliers on a continuous, real-time basis. Under the Dodd-Frank Act and the Rule, a product is "DRC conflict free" if it meets the required standard every day of the reporting year; conversely, a product would "not be found to be DRC conflict free" if it does not meet the required standard even one day of the reporting year. The supply chain of commodities such as conflict minerals is a multi-step process operating more or less on a daily basis, with ore being delivered to smelters and refiners, with smelters and refiners smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use.  Since we do not have direct contractual relationships with smelters and refiners, we rely on our direct suppliers and the entire supply-chain to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. We directly seek sourcing data on a periodic basis from our direct suppliers as well as certain smelters and refiners.  We ask that the data cover the entire reporting year, and we seek to use contract provisions requiring the suppliers to promptly update us in the event that the sourcing data changes.

Supply Chain Survey Responses

We conducted a supply-chain survey of the 324 direct suppliers that we identified may contribute necessary conflict minerals to our products. The overall response rate to this survey was approximately 99% compared to the 83% response rate attained in 2013; and 100% of our direct suppliers that contribute necessary conflict minerals to our Client Microprocessor and Chipset products responded to our 2014 supply chain survey. Our supplier requirements related to providing DRC conflict free products to Intel include:
1.	publish a conflict mineral sourcing policy on the supplier's public website;
2.	participate annually in our conflict minerals supply-chain survey using the CMRT;
3.	accurately identify all smelters and refiners facilities which process the conflict minerals contained in the products provided to Intel; and
4.
verify the smelters or refiners which process the conflict minerals contained in the products provided to Intel have received a "conflict free" designation from the CFSP or other independent third party audit program.

Smelter and Refiner Due Diligence Summary

In response to our supply-chain survey, our suppliers identified 229 operational smelter and refiner facilities which may process the necessary conflict minerals contained in the materials provided to Intel. Of those facilities, as of May 15, 2015:
●	155 have received a "conflict free" designation from an independent third party audit program;
●	42 have not yet received a "conflict free" designation but have begun participating in an independent third party audit program;
●	the remaining facilities have not begun participating in an independent third party audit program;
●	all tantalum smelters have received a "conflict free" designation from an independent third party audit program; and
●	all smelters and refiners we believe may source conflict minerals from the Covered Countries have received a "conflict free" designation from an independent third party audit program.

To our knowledge, none of these 229 facilities directly or indirectly finance or benefit armed groups in the Covered Countries.

Additional information regarding such smelter and refiner facilities is available in Table 1 below.

Product Determination

On the basis of our due diligence measures as described in this Report, we have concluded in good faith that during this reporting period, the necessary conflict minerals contained in our products that originated or may have originated from the Covered Countries are either DRC conflict free or DRC conflict undeterminable as described below.

DRC conflict free

Our Client Microprocessor and Chipset products are DRC conflict free.  Our suppliers have identified the smelters and refiners in the supply chain that are sources of the necessary conflict minerals for our Client Microprocessor and Chipset products.  All of these smelters and refiners have received a "conflict free" designation from the CFSP or other independent third party audit program which resulted in our reasonable determination that our Client Microprocessor and Chipset products are DRC conflict free.

DRC conflict undeterminable

All Other products are DRC conflict undeterminable.  We are making this determination because we have insufficient information from suppliers or other sources regarding all of the smelters and refiners that processed the necessary conflict minerals in All Other products to conclude whether those conflict minerals originated in the Covered Countries and, if so, whether those conflict minerals were from recycled or scrap sources or other conflict free sources.

Our efforts to determine the mine or location of origin of the necessary conflict minerals in our products that are DRC conflict undeterminable with the greatest possible specificity consisted of the due diligence measures described in this Report. In particular, because independent third party audit programs validate whether sufficient evidence exists regarding country, mine and/or location of origin of the conflict minerals that the audited smelter or refiner facilities have processed, we relied on the information made available by such programs for the smelters and refiners in our supply chain. For smelters or refiners in our supply chain that had not received a "conflict free" designation by any independent third party audit programs, we attempted to contact such facilities to request country, mine and/or location of origin of the conflict minerals processed by them, and in certain cases, visited the facilities to perform an on-site review of this information.  We were unable to ascertain the country of origin and/or chain of custody of all necessary conflict minerals processed by facilities that contribute to All Other products because, for this reporting period, certain smelter and refiner facilities (1) had not yet received a "conflict free" designation from an independent third party audit program, (2) did not respond to our requests for country of origin or chain of custody information, (3) were unwilling to allow us to visit the facility to conduct an on-site review of such information, or (4) did not have contact details available to establish communication to request country of origin or chain of custody information.

Table 1 below lists the facilities which, to the extent known, processed the necessary conflict minerals in All Other products.

Metal	Smelter or Refiner Facility Name†	Location of Facility†
Gold	Aida Chemical Industries Co., Ltd. *	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. *	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração *	Brazil
Gold	Argor-Heraeus SA *	Switzerland
Gold	Asahi Pretec Corporation *	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S. *	Turkey
Gold	Aurubis AG *	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB *	Sweden
Gold	C. Hafner GmbH + Co. KG *	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery – Glencore Canada Corporation *	Canada

Metal	Smelter or Refiner Facility Name†	Location of Facility†
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A. *	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	South Korea
Gold	Doduco	Germany
Gold	Dowa *	Japan
Gold	Eco-System Recycling Co., Ltd. *	Japan
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH *	Germany
Gold	Heraeus Ltd. Hong Kong *	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG *	Germany
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hwasung CJ Co., Ltd.	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd. *	Japan
Gold	Istanbul Gold Refinery *	Turkey
Gold	Japan Mint *	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Inc. *	United States
Gold	Johnson Matthey Limited *	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant *	Russian Federation
Gold	JSC Uralelectromed *	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd. *	Japan
Gold	Kazzinc *	Kazakhstan
Gold	Kennecott Utah Copper LLC *	United States
Gold	Kojima Chemicals Co., Ltd. *	Japan
Gold	Korea Metal Co., Ltd.	South Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry *	Saudi Arabia
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc. *	South Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion *	United States
Gold	Matsuda Sangyo Co., Ltd. *	Japan
Gold	Metalor Technologies (Hong Kong) Ltd. *	Hong Kong
Gold	Metalor Technologies (Singapore) Pte., Ltd. *	Singapore
Gold	Metalor Technologies SA *	Switzerland
Gold	Metalor USA Refining Corporation *	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V *	Mexico
Gold	Mitsubishi Materials Corporation *	Japan
Gold	Mitsui Mining and Smelting Co., Ltd. *	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş. *	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd. *	Japan
Gold	Ohio Precious Metals, LLC *	United States
Gold	Ohura Precious Metal Industry Co., Ltd. *	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet) *	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP SA *	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk *	Indonesia
Gold	PX Précinox SA *	Switzerland
Gold	Rand Refinery (Pty) Ltd. *	South Africa
Gold	Royal Canadian Mint *	Canada
Gold	Sabin Metal Corp.	United States
Gold	SAMWON Metals Corp.	South Korea
Gold	Schone Edelmetaal *	Netherlands
Gold	SEMPSA Joyería Platería SA *	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd. *	China

Metal	Smelter or Refiner Facility Name†	Location of Facility†
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp. *	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd. *	Japan
Gold	Tanaka Kikinzoku Kogyo K.K. *	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd. *	China
Gold	Tokuriki Honten Co., Ltd. *	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom	South Korea
Gold	Umicore Brasil Ltda. *	Brazil
Gold	Umicore Precious Metals Thailand *	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining *	Belgium
Gold	United Precious Metal Refining, Inc. *	United States
Gold	Valcambi SA *	Switzerland
Gold	Western Australian Mint trading as The Perth Mint *	Australia
Gold	Yamamoto Precious Metal Co., Ltd. *	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery *	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd. *	China
Tantalum	Conghua Tantalum and Niobium Smeltry *	China
Tantalum	Duoluoshan *	China
Tantalum	Exotech Inc. *	United States
Tantalum	F&X Electro-Materials Ltd. *	China
Tantalum	Global Advanced Metals Aizu *	United States
Tantalum	Global Advanced Metals Boyertown *	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd. *	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch *	China
Tantalum	H.C. Starck Co., Ltd. *	Thailand
Tantalum	H.C. Starck GmbH Goslar *	Germany
Tantalum	H.C. Starck GmbH Laufenburg *	Germany
Tantalum	H.C. Starck Hermsdorf GmbH *	Germany
Tantalum	H.C. Starck Inc. *	United States
Tantalum	H.C. Starck Ltd. *	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG *	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. *	China
Tantalum	Hi-Temp Specialty Metals, Inc. *	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. *	China
Tantalum	Jiujiang Tanbre Co., Ltd. *	China
Tantalum	KEMET Blue Metals *	Mexico
Tantalum	KEMET Blue Powder *	United States
Tantalum	King-Tan Tantalum Industry Ltd. *	China
Tantalum	LSM Brasil S.A. *	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd. *	India
Tantalum	Mineração Taboca S.A. *	Brazil
Tantalum	Mitsui Mining & Smelting *	Japan
Tantalum	Molycorp Silmet A.S. *	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *	China
Tantalum	Plansee SE Liezen *	Austria
Tantalum	Plansee SE Reutte *	Austria
Tantalum	QuantumClean *	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd. *	China
Tantalum	Solikamsk Magnesium Works OAO *	Russian Federation
Tantalum	Taki Chemicals *	Japan
Tantalum	Telex Metals *	United States
Tantalum	Ulba Metallurgical Plant JSC *	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd. *	China
Tantalum	Zhuzhou Cemented Carbide *	China
Tin	Alpha *	United States
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda. *	Brazil
Tin	CV Gita Pesona	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting *	Indonesia
Tin	Dowa *	Japan

Metal	Smelter or Refiner Facility Name†	Location of Facility†
Tin	EM Vinto *	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd. *	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd. *	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda. *	Brazil
Tin	Malaysia Smelting Corporation (MSC) *	Malaysia
Tin	Melt Metais e Ligas S/A *	Brazil
Tin	Metallo-Chimique N.V. *	Belgium
Tin	Mineração Taboca S.A. *	Brazil
Tin	Minsur *	Peru
Tin	Mitsubishi Materials Corporation *	Japan
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc. *	Philippines
Tin	Operaciones Metalurgical S.A. *	Bolivia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng *	Indonesia
Tin	PT ATD Makmur Mandiri Jaya *	Indonesia
Tin	PT Babel Inti Perkasa *	Indonesia
Tin	PT Bangka Putra Karya *	Indonesia
Tin	PT Bangka Tin Industry *	Indonesia
Tin	PT Belitung Industri Sejahtera *	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah *	Indonesia
Tin	PT DS Jaya Abadi *	Indonesia
Tin	PT Eunindo Usaha Mandiri *	Indonesia
Tin	PT Inti Stania Prima *	Indonesia
Tin	PT JusTindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima *	Indonesia
Tin	PT Panca Mega Persada *	Indonesia
Tin	PT Prima Timah Utama *	Indonesia
Tin	PT Refined Bangka Tin *	Indonesia
Tin	PT Sariwiguna Binasentosa *	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa *	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur *	Indonesia
Tin	PT Timah (Persero) Tbk Mentok *	Indonesia
Tin	PT Tinindo Inter Nusa *	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda. *	Brazil
Tin	Thaisarco *	Thailand
Tin	White Solder Metalurgia e Mineração Ltda. *	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Group (Holding) Company Limited *	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. *	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd. *	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. *	China
Tungsten	Global Tungsten & Powders Corp. *	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd. *	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China

Metal	Smelter or Refiner Facility Name†	Location of Facility†
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd. *	China
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG *	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. *	China
Tungsten	Xiamen Tungsten Co., Ltd. *	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Countries of origin of the conflict minerals these facilities may process include:
Angola, Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Canada, Central African Republic, Chile, China, Colombia, Cote D'Ivoire, Czech Republic, Djibouti, DRC, Egypt, Estonia, Ethiopia, France, Germany, Ghana, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Kenya, Laos People's Democratic Republic, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Mozambique, Namibia, Netherlands, Nigeria, Peru, Portugal, Republic of Congo, Russian Federation, Rwanda, Sierra Leone, Singapore, Slovakia, South Korea, South Africa, Spain, South Sudan, Suriname, Switzerland, Taiwan, United Republic of Tanzania, Thailand, Uganda, United Arab Emirates, United Kingdom, United States, Uruguay, Vietnam, Zimbabwe

†	Smelter and refiner facility names and locations as reported by the CFSI as of May 15, 2015.

*	Denotes smelters and refiners which have received a "conflict free" designation from an independent third party audit program as of May 15, 2015.

Future Due Diligence Measures

During the reporting period for the calendar year ending December 31, 2015, we are continuing to engage in the activities described above in "Design of Conflict Minerals Program" and "Description of Due Diligence Measures Performed." In our efforts to attain a conflict free supply chain for our products, we intend to continue to contact smelters and refiners identified in our supply chain survey process that have not yet received a "conflict free" designation and request their participation in the CFSP or other independent third party audit program in order for them to obtain such a "conflict free" designation.

Independent Private Sector Audit of this Report

We obtained an independent private sector audit of this Report by Ernst & Young LLP, which is set forth as Exhibit A to this Report.
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Intel and the Intel logo, Intel Atom, Intel Core, Intel Xeon, Intel Xeon Phi, Centrino, Celeron, Itanium, Pentium, Quark, Thunderbolt, and XMM are trademarks of Intel Corporation in the U.S. and/or other countries.

Exhibit A

Report of Independent Accountants

Board of Directors and Stockholders of Intel Corporation

We have examined whether the design of Intel Corporation's (the "Company") due diligence framework as set forth in the Design of Conflict Minerals Program section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2014, is in conformity, in all material respects, with the criteria set forth in the Organisation of Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition 2013 ("OECD Due Diligence Guidance"), and whether the Company's description of the due diligence measures it performed, as set forth in Description of Due Diligence Measures Performed section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2014, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management is responsible for the design of the Company's due diligence framework and the description of the Company's due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company's due diligence framework and on the description of the due diligence measures the Company performed, based on our examination. Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States, and, accordingly, included examining, on a test basis, evidence about the design of the Company's due diligence framework and the description of the due diligence measures the Company performed, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:
►	The consistency of the due diligence measures that the Company performed with either the design of the Company's due diligence framework or the OECD Due Diligence Guidance
►	The completeness of the Company's description of the due diligence measures performed
►	The suitability of the design or operating effectiveness of the Company's due diligence process
►	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance
►	The Company's reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof
►	The Company's conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the design of the Company's due diligence framework as set forth in the Design of Conflict Minerals Program section and the Company's description of the due diligence measures it performed, as set forth in the Description of Due Diligence Measures Performed section referenced in the first paragraph above.

In our opinion, the design of the Company's due diligence framework for the reporting period from January 1 to December 31, 2014, as set forth in the Design of Conflict Minerals Program section of the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and the Company's description of the due diligence measures it performed as set forth in the Description of Due Diligence Measures Performed section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2014, is consistent, in all material respects, with the due diligence process that the Company undertook.

/s/ Ernst & Young LLP

San Jose, California
May 21, 2015